                                                                    Exhibit 99.1

ARADIGM CORP                                                      August 6, 2003

Aradigm Corporation Conference Call with host Richard Thompson on August 6, 2003 at 1:30 P.M. Central Time. Confirmation #7558149.

Operator:               Good afternoon ladies and gentlemen and welcome to the
                        Aradigm Conference Call. At this time all participants
                        are in a listen-only mode. Later we will conduct a
                        question and answer session. I would now like to turn
                        the call over to Mr. Rick Thompson, Chairman and CEO of
                        Aradigm. Mr. Thompson, you may begin.

Richard Thompson:       Hello and thank you for joining us. I am Rick Thompson,
                        Chairman and CEO and with me on this call is Dr. Bryan
                        Lawlis, Aradigm's President and Chief Operating Officer
                        and Tom Chesterman, Chief Financial Officer.

                        Before I read the prepared statement I would like to remind you that certain information contained in this conference call will constitute forward-looking statements. As all of our programs are still in the development stage Aradigm's actual results may differ materially from those suggested here today. Additional information concerning factors that would cause such a difference are contained in the Company's annual report on Form 10-K and its quarterly reports on Form 10-Q.

                        This morning in their second quarter financial communication our partner Novo Nordisk provided guidance on the start of additional Phase 3 clinical trials associated with the AERx insulin Diabetes Management
                        System (iDMS). The purpose of this call is to provide additional perspective on the status of manufacturing at Aradigm to support ongoing and future clinical trials and commercial scale-up.

                        In September 2002 Aradigm and Novo Nordisk initiated the first in a series of Phase 3 trials of the AERx insulin
                        Diabetes Management System. This trial is progressing as planned with no safety or efficacy issues evident in the more than six months since initiation. Final evaluation of the data will await completion of the study. Early in our product development process we identified the need to incorporate aseptic methods in our manufacturing to produce a sterile product. This was completed successfully several years in advance of the FDA/ requirements that went into effect earlier in 2003.
                        However, a sterilization method used in our process, although perfectly acceptable in the United States, was found to be unacceptable by the Danish Medical
                        Authority. Since

ARADIGM CORP                                                      August 6, 2003

                        Novo Nordisk is a Danish company they required that we change the sterilization method to comply with DMA standards. As we reported in our first quarter conference call, implementing this change took longer than expected. Now after completing the changes we have discovered a cosmetic blemish on a certain percentage of AERx strips. Through extensive testing we verified that this blemish has no detrimental effect on performance but have agreed with Novo Nordisk that further trials should wait until this problem is eliminated. Our mutual goal is to have a clean regulatory filing process and efficient high yield commercial manufacturing. Therefore elimination of this blemish is on the critical path for initiation of additional clinical study. During the same time period Novo has asked that we evaluate additional device improvements. These improvements will make AERx even more competitive and we believe that they can be completed by the time the strip process changes are in place. It is important to note that Aradigm has never had a sterility problem. No Aradigm product has ever failed sterility testing and there is nothing in our sterilization process that relates specifically to the timing of further Phase 3 iDMS trials.

                        Once the changes we are discussing have been implemented the product performance will be retested and validated.
                        At that time Novo Nordisk and Aradigm will determine what impact, if any, the changes will have to our ongoing clinical program. Neither Novo Nordisk nor Aradigm is guiding investors to expect that the current
                        Phase 3 trial will be affected by these issues.

                        Recently in a speech given to 15,000 pharmaceutical and biotechnology industry leaders President Bush sited the prospect of inhaled insulin as a key advancement in medicine. This pulmonary delivery product will not only change the lives of people with diabetes but also heralds a new era in non-invasive systemic delivery of other biologics with similarly compelling patient benefits. Novo Nordisk shares in our commitment to improving the quality of life for people with diabetes.
                        They clearly see the potential of the AERx system and believe it is superior to any other product in development, which is reflected in their ongoing financial support of the program. The recent data published at ADA confirms the importance of the patented breath control that insures reproducible delivery and the single unit dosing capability that provides patients with the same ability to adjust dosing as needle injection. With over 55 clinical trials conducted to date using the AERx system we have had significant success with our manufacturing strategy and are confident in our ability to execute the plan process optimization

ARADIGM CORP                                                      August 6, 2003

                        in a manner consistent with both Aradigm and Novo
                        Nordisk quality focus.

                        We will now answer any manufacturing related questions you may have. Please remember that questions pertaining to clinical and regulatory product plans must be referred to Novo Nordisk. Operator, you may now open the call for questions.

Operator:               Thank you. We will now begin the question and answer
                        session. If you have a question you will need to press
                        star then one on your touchtone phone. You will hear an
                        acknowledgment that you have been placed in queue. If
                        your question has been answered and you wish to be
                        removed from the queue please press the pound sign. Your
                        questions will be queued in the order that they are
                        received. If you are using a speakerphone please pickup
                        the handset before pressing the numbers. Once again, if
                        there are any questions please press star then one on
                        your touchtone phone. We have a question from Patrick
                        Schnegels from Mahta Partners. Please go ahead with your
                        question.

Patrick Schnegels:      Thanks for taking my question. I have fundamentally two
                        questions. One, can you elaborate a little bit on the
                        cosmetic blemish? And two, let us assume the sterility
                        issue by the Danish authorities would not have taken
                        place, would the cosmetic blemish cause that? Would that
                        also have caused the delay? Thank you.

Richard Thompson:       Patrick, thanks for your question. The answer... Well
                        first of all on the blemish, we are not going to get
                        into the specifics of what we are seeing but we will
                        just reiterate that it is a cosmetic issue only. It has
                        no impact on the functionality of the product. We see it
                        in varying degrees in our production process. It is
                        specifically related to the changes that were
                        implemented to accommodate the Danish Medical
                        Authority's requirements and I do not think we can say
                        with certainty we would not have seen it if we had not
                        made those changes. But we certainly were not seeing it
                        before we implemented those changes, so it maybe that we
                        would not have seen the delay. However that would be a
                        hypothetical situation. We are where we are. We are now
                        going to work to eliminate that blemish.

Patrick Schnegels:      A quick follow-up, if I may.  How long... So you are
                        making still further modification, I guess. Assuming
                        that goes reasonably well with respect to you being able
                        to execute this smoothly; what kind of additional
                        testing do you envision the device will have to go
                        through, specifically what timeframe are we looking at?

ARADIGM CORP                                                      August 6, 2003

Richard Thompson:       I think the way we will answer that is that the start of
                        the additional Phase 3 trials will be determined by the
                        timing of this process and Novo has given you the
                        guidance on the start of those trials toward the end of
                        2004. The process that we will go through though starts
                        with an investigation where we will be looking at the
                        cause of the blemish. Then we will look at a variety of
                        solutions, select the best one. We will implement that
                        solution and then we will go through and revalidate our
                        manufacturing methods to make sure that the product is
                        still working the way that it is supposed to. That is an
                        extensive process and it does take some time to
                        implement and must be completed before we can start
                        manufacturing for those additional clinical trials.

Operator:               Our next question comes from Matthew Kaplin from Punk
                        Ziegel. Please go ahead with your question.

Matthew Kaplin:         Hi guys.  Thanks for having the call.

Richard Thompson:       Sure Matt.

Matthew Kaplin:         During the Novo Nordisk conference call this morning
                        they indicated that there is a chance or slight chance
                        that the ongoing Phase 3 long-term safety study could be
                        repeated, could have to be repeated. Could you give us
                        some idea with respect to the chance from your
                        perspective that that would have to occur?

Richard Thompson:       Yes. At this time Novo Nordisk is not advising investors
                        to expect that that will have to be repeated. But there
                        always is such a chance when you are making changes to a
                        manufacturing process. Our responsibility here is to do
                        our best in making the changes to avoid having to repeat
                        any studies. One of the reasons however that we are
                        waiting before starting additional studies is that we do
                        not want to increase any exposure that these changes
                        might cause. So there always is a risk that through
                        these changes we would see the need to repeat the
                        original study. So I cannot give you any probability. We
                        are not expecting that to be the case, but there always
                        is that possibility.

Matthew Kaplin:         And then a couple of follow-up questions.  With respect
                        to the sterility issue, number one, is there a sterility
                        issue? Are those engineering changes already
                        incorporated? Are you past that? And maybe one more
                        follow-up after you answer that.

ARADIGM CORP                                                      August 6, 2003

Richard Thompson:       Well I can say emphatically there is no sterility issue.
                        We are not having problems with our aseptic procedures
                        or with the sterilization of our product. We have not
                        had any failures in our sterilization testing or the
                        validation of our methods for sterility. There is
                        absolutely nothing in those areas that are causing any
                        concerns. I think there was some confusion caused around
                        this in Novo's call because they refer to this whole
                        issue as relating back to the changes required for the
                        sterilization method. I think people from that have
                        inferred that somehow sterility might have been
                        compromised. But that is absolutely not the case.

Matthew Kaplin:         Great. And just one final question. With respect to
                        what... What are the device improvements that you intend
                        to make? Can you give us some detail on that beyond the
                        changes obviously in the cosmetic packet defect?

Richard Thompson:       Well we are not going to go into any of the real details
                        of it, just to say that the nature of the changes are
                        those things that can better assure that high volume
                        manufacturing can be done smoothly and efficiently. We
                        have an opportunity to do that at this time. We do not
                        expect that these would take place outside the timeframe
                        of the cosmetic problem correction, so it is an
                        opportune time to go in and make some strategic changes.

Matthew Kaplin:         Great. Just to follow-up on the previous question. How
                        long do you think it will take to implement these
                        engineering changes to eliminate the cosmetic defect?
                        Can you give us any sense of that?

Richard Thompson:       I do not think I can really give any additional detail
                        other than to describe the process that I did on the
                        earlier question and that process will take us to a
                        point where we can supply materials for further clinical
                        trials. Once that material has been manufactured here
                        there is work, there is processing of that material,
                        packaging for example, that is done at Novo and then
                        shipment to clinical sites and readiness of those
                        clinical sites. When you add all those things up it ends
                        up taking a fair amount of time to actually implement a
                        change of this nature and that is why there guiding
                        people to not expect that before the end of next year.

Matthew Kaplin:         Great. Thank you.

Operator:               Our next question comes from Dave Wallace from Value
                        Capital Management. Please go ahead with your question.

ARADIGM CORP                                                      August 6, 2003

Dave Wallace:           Rick, just to clarify here, the changes that are being
                        discussed here are changes that are being brought at the
                        behest of Novo or is the FDA or any other regulatory
                        issue here involved? Is it strictly just Novo?

Richard Thompson:       Yes, all of the changes that we are implementing at this
                        time are changes that we and Novo have agreed need to be
                        made before we initiate additional trials. We have not
                        had anything come from FDA that has caused us to do
                        this.

Dave Wallace:           Great. Just as a follow-up. With regard to Novo's
                        announcement today then how does this affect your burn
                        rate going forward?

Richard Thompson:       Well Novo is responsible for payment for most of the
                        funds required for the insulin development program, so
                        they will be continue to support the program financially
                        the way that they have been. Aradigm's responsibility
                        has to do with supplying the high volume manufacturing
                        capacity, which is primarily a capital spend which we
                        probably will be evaluating but will be putting some of
                        those expenditures off into the future because of this
                        delay. So we will a reduction in capital spend in the
                        near term. As you probably already know, Dave, we have
                        reduced our burn rate recently substantially over where
                        we were beginning of the year. So the $28 million in
                        cash that we announced at the end of last quarter gives
                        us more than a year's worth of cash. Plus we still have
                        the $20 million in put* options with Novo Nordisk
                        available to us. So the two together and our lower burn
                        rate really gives us a pretty good visibility on cash
                        for quite some time.

Dave Wallace:           With regards to these changes, had you known about any
                        of these changes from Novo previously or is this just
                        something that has been made known to you here just
                        recently?

Richard Thompson:       Well clearly the existence of the cosmetic issue we have
                        seen for a little while now and have been working on
                        that. However the real news is that the decision had
                        been made that we will wait for the solution to the
                        cosmetic issue before the new trials will begin. I think
                        that is the reason this is being announced now by Novo.

Dave Wallace:           Thanks Rick.

Richard Thompson:       You bet.

ARADIGM CORP                                                      August 6, 2003

Operator:               Once again, if there are any questions please press star
                        then one on your touchtone phone. We have a question
                        from Stanley Brenner. He is a shareholder. Please go
                        ahead with your question.

Stanley Brenner:        Yes. Hi. I think in May you bought some assets from
                        Weston Technology and some valuable, I think, close $150
                        million (Inaudible) and you bought it for like $2
                        million. (Inaudible) some intraject needles with
                        injection technology, I was wondering how that is all
                        going?

Richard Thompson:       Yes, thanks for the question, Stanley. The intraject
                        technology we purchased from Weston, we completed that
                        deal in May and immediately began to initiate what we
                        call the technology transfer from Weston in the UK to
                        our facilities here at Aradigm. That was a 60-day
                        process which we completed in the middle of July and
                        completed quite successfully. So now all of the key
                        assets, the ownership of the assets have been
                        transferred to Aradigm. The laboratory work has all been
                        brought out here to California and four of the employees
                        that were previously employed by Weston, key employees,
                        are now employed by Aradigm and are here working in our
                        lab. So we have been able to really bring that over and
                        get it moving pretty quickly on our side. Going forward
                        our job now is to complete the development work, which
                        they were nearly done with at Weston at the time we
                        bought these assets and to get it back to the point
                        where we can reinitiate clinical trials with the
                        existing partners that are using this technology.

Stanley Brenner:        Thank you.

Richard Thompson:       Thank you.

Operator:               Our next question comes from Steven Seagul from Janney
                        Montgomery Scott. Please go ahead with your question.

Steven Seagul:          I heard you say that the put* option with Novo, what are
                        the terms on that if you exercise it? Is that based on
                        the stock price, they will get shares or is that already
                        have the price set?

Tom Chesterman:         Yes. This is Tom Chesterman. That is an at market put*
                        based on a trailing market rate and we can draw it down
                        in increments of $5 million to $10 million per quarter
                        at our discretion.

Steven Seagul:          Thank you.

ARADIGM CORP                                                      August 6, 2003

Operator:               Our next question comes from Hossein Ekrami from Stursa
                        Medical Research. Please go ahead with your question.

Hossein Ekrami:         Hi Rick.  Quick question please. On the ongoing talk
                        study Phase 3 for insulin are those trials in New
                        Zealand and Australia are going to continue to enroll
                        patients?

Richard Thompson:       Thanks for the question Hossein.  The trials in New
                        Zealand and Australia were started in late September
                        last year and were fully enrolled by the end of 2002. So
                        since let's say January 1 I think that is approximately
                        right. Those trials have been fully enrolled so there is
                        no enrollment expected, no additional enrollment
                        required or expected on those trials.

Hossein Ekrami:         And with regards to improvements to the device, can you
                        (Inaudible) any structural changes to the device or just
                        electronics or any color on that?

Richard Thompson:       I do not think that we are going to get into
                        characterizing the changes anymore to say that they are
                        ones that we think will help us in the high volume
                        manufacturing of the product and make the whole process
                        go more smoothly when this product is launched.

Hossein Ekrami:         Great. Thank you.

Richard Thompson:       Thank you Hossein.

Operator:               Our next question comes from Michael Amari from Amari
                        Incorporated. Please go ahead with your question.

Michael Amari:          Hello Rick. I have a question that is an orthodox.
                        Trying to find out what is (Inaudible) therapeutic
                        products compare to you on how they are approached
                        different from yours?

Richard Thompson:       I can briefly characterize them with some of  the known
                        differences. The largest and most easiest to recognize
                        is that the formulation method used by the two companies
                        is quite different and that they use a dry powder
                        product technology and we use liquid technology. We both
                        are trying to accomplish the same thing of creating very
                        small particles in a very consistent way so that these
                        particles can reach the deepest part of the lung and be
                        absorbed into the blood. We believe ours is superior
                        because the way we control the particles is through a
                        very precisely made micro machine nozzle technology
                        where at the point of delivery the liquid can be
                        converted into a very fine aerosol. There are other key
                        differences

ARADIGM CORP                                                      August 6, 2003

                        in that our technology uses electronics to guide the patient to breathe in exactly the right way with every dose that is taken so that the patient knows and the doctor knows that they are always getting the right dose. Then from another patient convenience point of view, with our technology can allow the patient to actually select their dose by pushing a button on the device in units of one insulin unit, in increments of one insulin unit, just like they do when they use a syringe or a pen type delivery method. So we have a number of key differences in the way we approach it.
                        They are both basically trying to do the same thing, however and both ultimately are likely to succeed.

Michael Amari:          Thank you very much sir.

Richard Thompson:       Thank you.

Operator:               Our next question comes from Albert Hocher, who is a
                        private investor. Please go ahead with your question.

Albert Hocher:          Thank you very much. Rick, two questions. The first is I
                        am not quite clear of the impact this has on the ongoing
                        trials. I apologize if you have already made that clear,
                        if you could just reiterate that. And the second one is
                        if you can just generally characterize the volumes of
                        what you manufactured with this cosmetic blemish, at
                        what point did you discover it or how much clinical
                        trial material is going to have to be discarded? Thank
                        you very much.

Richard Thompson:       Let's see, the second part I will take first. We are
                        probably not going to get too much into the details of
                        how frequently we are seeing this problem and how much
                        had to be discarded. It is not a material issue for us.
                        It is not costing us a lot of money. In fact, Novo
                        Nordisk pays for all of this one way or the other. We
                        have seen this cosmetic blemish since we implemented
                        these changes, have been working for some time to
                        understand the nature of the blemish and the impact of
                        it and have been able to recently demonstrate that it
                        has no functional effect at all on the way the product
                        works and then have also been working with Novo to
                        decide what we were going to do with regard to upcoming
                        clinical trials. I mean it is only recently that we made
                        the decision that we in fact want to wait on those
                        additional trials until this blemish problem is gone.

Albert Hocher:          So are there trials ongoing right now that are going to
                        be held up?

ARADIGM CORP                                                      August 6, 2003

Richard Thompson:       Yes, they are ongoing trials, but they are not going to
                        be held up because of this issue.

Albert Hocher:          Thank you very much.

Operator:               We have a follow-up question from Steve Seagul from
                        Janney Montgomery Scott. Please go ahead with your
                        question.

Steve Seagul:           (Inaudible)... How long do you think it will take to go
                        on the web for a replay and who do we talk to for
                        follow-up questions?

Richard Thompson:       The web replay should be available in about two hours.
                        You can call here to Christine for additional
                        information.

Steve Seagul:           Thanks.  One other thing, the person from Sturga* had
                        mentioned one of the trials that you will not be
                        enrolling anybody else. Approximately when will you
                        release those results?

Richard Thompson:       That is a 24-month trial and we are 6 months into. The
                        release of that information will be entirely up to Novo
                        Nordisk.

Steve Seagul:           Thank you very much.

Operator:               Once again, if there are any questions please press star
                        then one on your touchtone phone. Mr. Thompson, we are
                        currently showing no questions.

Richard Thompson:       All right. Thank you very much operator. I would like to
                        thank everybody for listening in on this conference call
                        and for giving us the opportunity to clarify some of the
                        information that came out earlier today. I hope that we
                        have been able to clear up some of the misunderstandings
                        that may have been out there and if people do have
                        additional questions they can address those at our
                        website or they call our Investor Relations Department
                        here at Aradigm. Thank you once again.

Operator:               Thank you for participating.

*Please Note:  Proper names/organizations spelling not verified.

C755814911133
Job #: 1708030
DT: 08/08/03